As filed with the U.S. Securities and Exchange Commission on May 8, 2025

Registration No. 333-284787

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TUHURA BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	2834	99-0360497
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

10500 University Center Dr., Suite 110

Tampa, Florida 33612

Telephone: (813) 875-6600

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James Bianco, M.D. President and

Chief Executive Officer TuHURA

Biosciences, Inc.

10500 University Center Dr., Suite 110

Tampa, Florida 33612

Telephone: (813) 875-6600

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

Curt P. Creely, Esq. Garrett F. Bishop, Esq. Foley & Lardner LLP 100 North Tampa Street, Suite 2700 Tampa, Florida 33602 (813) 229-2300	Craig W. Philips President and Secretary Kineta, Inc. 7683 SE 27th Street, Suite 481 Mercer Island, WA 98040 (206) 378-0400	Albert Vanderlaan, Esq. Orrick, Herrington & Sutcliffe LLP 222 Berkeley Street, Suite 2000 Boston, Massachusetts 02116 (617) 880-2219

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE U.S. SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

TuHURA Biosciences, Inc. is filing this Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-284787), originally filed on February 7, 2025, as amended by Amendment No. 1 to the Registration Statement on Form S-4A filed with the Commission on May 6, 2025, (the “Registration Statement”) as an exhibit-only filing. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Part II of the Registration Statement, including the signature page to the Registration Statement, the exhibit index, and the exhibits filed hereto. The remainder of the Registration Statement, including the joint proxy statement/prospectus, is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Neither TuHURA’s Articles of Incorporation or TuHURA’s Bylaws prevent TuHURA from indemnifying TuHURA’s officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.751 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense of an action to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.751(a) or 78.751(b), or in defense of any claim, issue or matter therein.

NRS Section 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute or agreement, no stockholder, director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or controlling persons of TuHURA, pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue. TuHURA has entered agreements to indemnify TuHURA’s directors and officers to the maximum extent allowed under Nevada law. These agreements, among other things, indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in TuHURA’s right, on account of any services undertaken by such person on behalf of TuHURA or that person’s status as a member of TuHURA’s board of directors.

See also the undertakings set out in response to Item 22 of this Registration Statement.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Index

Exhibit Number	Description

2.1††	Agreement and Plan of Merger, dated as of December 11, 2024, by and among TuHURA Biosciences, Inc., Kineta, Inc., Hura Merger Sub I, Inc., Hura Merger Sub II, LLC and Craig Philips (incorporated by reference to Exhibit 2.1 of TuHURA’s Current Report on Form 8-K filed with the SEC on December 12, 2024)

2.2***	First Amendment to the Agreement and Plan of Merger, dated May 5, 2025, by and among TuHURA Biosciences, Inc., Kineta, Inc., Hura Merger Sub I, Inc., Hura Merger Sub II, LLC and Craig Philips.

2.3††	Agreement and Plan of Merger, dated as of April 2, 2024, by and among Kintara Therapeutics, Inc., Kayak Mergeco, Inc., and TuHURA Biosciences, Inc., as amended (incorporated by reference to Exhibit 2.1 of TuHURA’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K filed with the SEC on April 3, 2024)

3.1	Articles of Incorporation of TuHURA Biosciences, Inc. (f/k/a Kintara Therapeutics, Inc.), as amended (incorporated by reference to Exhibit 4.1 to TuHURA’s Form S-8 filed with the SEC on December 23, 2024)

3.2	Amended and Restated Bylaws of TuHURA Biosciences, Inc. (f/k/a Kintara Therapeutics, Inc.) (incorporated by reference to Exhibit 3.1 to TuHURA’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2022)

4.1	Form of TuHURA Biosciences, Inc. (f/k/a Morphogenesis, Inc.) Common Stock Purchase Warrant issued in Series A Preferred Offering (incorporated by reference to Exhibit 4.12 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

4.2	Form of TuHURA Biosciences, Inc. (f/k/a Morphogenesis, Inc.) Common Stock Purchase Warrant, dated June 1, 2019, issued for advisory services (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

4.3	Form of TuHURA Biosciences, Inc. (f/k/a Morphogenesis, Inc.) Common Stock Purchase Warrant issued in Series A-1 Preferred Stock Offering (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

4.4	Form of TuHURA Biosciences, Inc. (f/k/a Morphogenesis, Inc.) Common Stock Purchase Warrant issued in Note Conversion Transaction (incorporated by reference to Exhibit 4.15 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

Exhibit Number	Description

4.5	Form of TuHURA Biosciences, Inc. (f/k/a Morphogenesis, Inc.) Common Stock Purchase Warrant issued in Series B Preferred Stock Offering (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

4.6	Form of TuHURA Biosciences, Inc. Common Stock Warrant issued in TuHURA Note Financing (incorporated by reference to Exhibit 4.17 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

4.7	Form of TuHURA Biosciences, Inc. Series A Preferred Stock Warrant Amendment Agreement (incorporated by reference to Exhibit 4.19 to the Registration Statement on Form S-4/A filed on August 8, 2024 (Registration No. 333-279368))

4.8	Form of Warrant Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K/A filed with the SEC on August 15, 2019)

4.9	Form of Pre-Funded Warrant Certificate (incorporated by reference to Exhibit 4.2 of Amendment No. 1 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K/A filed with the SEC on August 15, 2019)

4.10	Form of Underwriter’s Warrant (incorporated by reference to Exhibit 4.3 of Amendment No. 1 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K/A filed with the SEC on August 15, 2019)

4.11	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 4.4 of Amendment No. 1 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K/A filed with the SEC on August 15, 2019)

4.12	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K filed with the SEC on September 1, 2020)

4.13	Form of Warrant Certificate (incorporated by reference to Exhibit 4.1 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K filed with the SEC on September 27, 2021)

4.14	Form of Pre-Funded Warrant Certificate (incorporated by reference to Exhibit 4.2 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K filed withthe SEC on September 27, 2021)

4.15	Form of Placement Agent Warrant Certificate (incorporated by reference to Exhibit 4.3 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K filed with the SEC on September 27, 2021)

4.16	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K filed with the SEC on April 13, 2022)

4.17	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K filed with the SEC on April 13, 2022)

5.1***	Opinion of Foley & Lardner LLP

8.1*	Opinion of Foley & Lardner LLP, counsel of TuHURA Biosciences, Inc. regarding certain U.S. income tax aspects of the Mergers

Exhibit Number	Description

8.2*	Opinion of Orrick, Herrington & Sutcliffe LLP, counsel of Kineta, Inc. regarding certain U.S. income tax aspects of the Mergers

10.1***	Contingent Value Rights Agreement, dated October 18, 2024, by and between TuHURA Biosciences, Inc. (f/k/a Kintara Therapeutics, Inc.) and Equiniti Trust Company, LLC

10.2#	Form of Indemnification Agreement by and between TuHURA Biosciences, Inc and each of its directors and executive officers (incorporated by reference to Exhibit 10.2 of TuHURA’s Current Report on Form 8-K filed with the SEC on October 21, 2024)

10.3	Form of Lock-up Agreement (incorporated by reference to Exhibit 10.3 of TuHURA Biosciences, Inc.’s (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K filed with the SEC on October 21, 2024)

10.4	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.4 of TuHURA Biosciences, Inc.’s Current Report on Form 8-K filed with the SEC on December 12, 2024)

10.5	Form of TuHURA Biosciences, Inc. Support Agreement (incorporated by reference to Exhibit 10.2 of TuHURA Biosciences, Inc.’s Current Report on Form 8-K filed with the SEC on December 12, 2024)

10.6	Form of Kineta, Inc. Support Agreement (incorporated by reference to Exhibit 10.3 of TuHURA Biosciences, Inc.’s Current Report on Form 8-K filed with the SEC on December 12, 2024)

10.7#	TuHURA Biosciences, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of TuHURA Biosciences, Inc. (f/k/a Kintara Therapeutics, Inc.) Current Report on Form 8-K filed with the SEC on October 21, 2024)

10.8#	Second Amended and Restated Employment Agreement, dated March 29, 2024, between TuHURA Biosciences, Inc. and Dan Dearborn (incorporated by reference to Exhibit 10.34 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

10.9#	Second Amended and Restated Employment Agreement, dated March 29, 2024, between TuHURA Biosciences, Inc. and James Bianco, M.D (incorporated by reference to Exhibit 10.35 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

10.10†	Exclusive License Agreement, dated March 29, 2019, between Morphogenesis, Inc. and H. Lee Moffitt Cancer Center and Research Institute, Inc., as amended (incorporated by reference to Exhibit 10.37 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

10.11†	Exclusive License Agreement, dated April 23, 2021, between Morphogenesis, Inc. and H. Lee Moffitt Cancer Center and Research Institute, Inc., as amended (incorporated by reference to Exhibit 10.38 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368)

10.12†	Restated and Amended Exclusive License Agreement, effective September 7, 2022, between TuHURA Biopharma, Inc. and West Virginia Research Corporation (incorporated by reference to Exhibit 10.39 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

10.13††	Asset Purchase Agreement, dated January 26, 2023, between TuHURA Biopharma Inc. and Morphogenesis, Inc. (incorporated by reference to Exhibit 10.40 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

Exhibit Number	Description

10.14	Exclusivity and Right of First Offer Agreement, dated July 3, 2024, between TuHURA Biosciences, Inc. and Kineta, Inc. (incorporated by reference to Exhibit 10.41 to the Registration Statement on Form S-4/A filed on July 19, 2024 (Registration No. 333-279368))

10.15	Form of Secured Promissory Note (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 14, 2025)

10.16	Clinical Trial Funding Agreement, dated December 11, 2024, between TuHURA Biosciences, Inc. and Kineta, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 12, 2024)

10.17#	Form of TuHURA Biosciences, Inc. Stock Option Agreement under the TuHURA Biosciences, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 15, 2024)

10.18#	TuHURA Biosciences, Inc. 2025 Non-Employee director Compensation Program (incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K filed with the SEC on March 31, 2025)

10.19	Separation Agreement, dated May 5, 2025, between TuHURA Bioscience, Inc. and Dennis Yamashita (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 6, 2025)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to TuHURA Biosciences, Inc’s Current Report on Form 8-K filed with the SEC on October 21, 2024)

23.1***	Consent of Marcum, LLP, independent registered public accounting firm of Kineta, Inc.

23.2***	Consent of Cherry Bekaert, LLP, independent registered public accounting firm of TuHURA Biosciences, Inc.

23.3***	Consent of Marcum, LLP, independent registered public accounting firm of TuHURA Biosciences, Inc. (formerly Kintara Therapeutics, Inc.)

23.4***	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

23.5*	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 8.2)

24.1***	Power of Attorney (included on the signature page of the Registration Statement)

99.1*	Form of Proxy Card of TuHURA Biosciences, Inc.

99.2*	Form of Proxy Card of Kineta, Inc.

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104***	Cover Page Interactive Data File (embedded within the Inline XBRL document)

107***	Filing fee table

†

Confidential treatment is requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Exchange Act. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

††

Schedule has been omitted pursuant to Item 601(a)(5) of Regulation S-K. TuHURA hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

*	Filed herewith.
**	To be filed by amendment.
***	Previously filed.
#	Indicates management contract or compensatory plan or arrangement.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

B.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

G.

The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (F) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

I.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

J.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, FL on May 8, 2025.

TUHURA BIOSCIENCES, INC.

By:	/s/ James A. Bianco, M.D.
Name: James A. Bianco, M.D.
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated:

SIGNATURE	TITLE	DATE

/s/ James A. Bianco, M.D. James A. Bianco, M.D. Chief Executive Officer	Chief Executive Officer and Director “(Principal Executive Officer)”	May 8, 2025

/s/ * Dan Dearborn Chief Financial Officer	Chief Financial Officer “(Principal Financial and Accounting Officer)”	May 8, 2025

/s/ * James Manuso, Ph.D.	Director	May 8, 2025

/s/ * Alan List, M.D.	Director	May 8, 2025

/s/ * George Ng	Director	May 8, 2025

/s/ * Robert Hoffman	Director	May 8, 2025

Craig Tendler	Director	May 8, 2025

*By:	/s/ James A. Bianco, M.D. James A. Bianco, M.D. Attorney-in-Fact	Director	May 8, 2025